EXHIBIT (8)(a)(5)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

DATED MAY 1, 2017 (ALLIANCEBERNSTEIN)

Schedule A

to

Participation Agreement

Between

AllianceBernstein L.P.

AllianceBernstein Investments, Inc.

and

Transamerica Capital, Inc.

Transamerica Financial Life Insurance Company

Dated

May 1, 2001

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS

EFFECTIVE AS OF MAY 1, 2017

SEPARATE ACCOUNT

ML of New York Variable Annuity Separate Account A

ML of New York Variable Annuity Separate Account B

ML of New York Variable Life Separate Account

ML of New York Variable Life Separate Account II

Separate Account VA-6NY

Separate Account VA BNY

TFLIC Separate Account VNY

TFLIC Series Life Account

POLICY/CONTRACT

Advisor’s Edge® NY Variable Annuity

Directed Life, Directed Life 2

Merrill Lynch Estate Investor I

Merrill Lynch Estate Investor II

Merrill Lynch Investor Choice Annuity® (NY) (Investor Series)

Merrill Lynch Investor Life

Merrill Lynch Investor Life Plus

Merrill Lynch Legacy Power

Merrill Lynch Prime Plans I, II, III, IV, V, VI, 7

Merrill Lynch Retirement Optimizer®

Merrill Lynch Retirement Plus®

Merrill Lynch Retirement Power®

Partners Variable Annuity Series

TFLIC Freedom Elite Builder

TFLIC Freedom Elite Builder II

Transamerica Advisor EliteSM II (NY)

Transamerica AxiomSM II (NY)

Transamerica AxiomSM NY Variable Annuity

Transamerica Classic® Variable Annuity (NY)

Transamerica InspireSM Variable Annuity (NY)

Transamerica LandmarkSM NY Variable Annuity

Transamerica LibertySM NY Variable Annuity

Transamerica Variable Annuity Series (NY)

Transamerica Variable Annuity I-Share (NY)

Transamerica Variable Annuity O-Share (NY)

FUND

AB Global Thematic Growth Portfolio – Class A

AB Growth and Income Portfolio – Class A

AB International Value Fund – Class A

AB Large Cap Growth Portfolio – Class A

AB Small/Mid Cap Value Portfolio – Class A

AB Value Portfolio – Class A

AB VPS Large Cap Growth Portfolio – Class A

AB Balanced Wealth Strategy Portfolio – Class B

AB Global Thematic Growth Portfolio – Class B

AB Growth and Income Portfolio – Class B

AB Growth Portfolio – Class B

AB Large Cap Growth Portfolio – Class B

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